Calculation of Filing Fee Tables
S-8
Stoke Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	2,356,879	$ 38.61	$ 90,999,098.19	0.0001381	$ 12,566.98
2	Equity	Common stock, par value $0.0001 per share	Other	589,219	$ 32.82	$ 19,338,167.58	0.0001381	$ 2,670.60
Total Offering Amounts:						$ 110,337,265.77		$ 15,237.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 15,237.58
Offering Note
[1]	(1) Represents additional shares of Common Stock to be registered and available for grant under the Registrant's 2019 Equity Incentive Plan (the "2019 Plan") resulting from the annual automatic increase in shares available for issuance under the 2019 Plan pursuant to the provision of the 2019 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2019 Plan. (2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of Common Stock as reported on The Nasdaq Stock Market LLC ("Nasdaq") on March 11, 2026, which date is within five business days prior to the filing of this Registration Statement.

[2]	(1) Represents additional shares of Common Stock to be registered and available for grant under the Registrant's 2019 Employee Stock Purchase Plan (the "Purchase Plan") resulting from the annual automatic increase in shares available for issuance under the Purchase Plan pursuant to the provision of the Purchase Plan providing for an annual automatic increase in the number of shares reserved for issuance under the Purchase Plan. (2) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of Common Stock as reported on Nasdaq on March 11, 2026, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the Purchase Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A